Regency Energy Partners Reports Fourth-Quarter 2009 Results

DALLAS, March 1, 2010 – Regency Energy Partners LP (Nasdaq: RGNC), (“Regency” or the “Partnership”), announced today its financial results for the fourth quarter ended December 31, 2009.

Regency’s adjusted EBITDA increased to $51 million for the fourth quarter of 2009, compared to $49 million for the third quarter of 2009.  Adjusted total segment margin increased to $92 million for the fourth quarter of 2009, compared to $90 million for the third quarter of 2009.  For the fourth quarter of 2009, the Partnership recorded a net loss of $3 million, compared to a net loss of $11 million for the third quarter of 2009.  The variance from the third quarter of 2009 to the fourth quarter of 2009 is primarily related to a non-cash change associated with the value of the derivatives embedded within the Convertible Redeemable Preferred Units issued in September 2009.

Due to the contribution of the Regency Intrastate Gas System (“RIGS”) to the Haynesville Joint Venture, year-over-year comparisons are less meaningful compared to quarter-over-quarter comparisons.  Please refer to Regency’s Form 10-K filed with the Securities and Exchange Commission for year-over-year comparisons.

“I am pleased with Regency’s ability to achieve our goals and execute on our growth strategy in 2009.  Our full-year 2009 adjusted EBITDA of $205 million was within our guidance range, we completed the Haynesville Expansion Project under budget, and we announced two expansions to our gathering assets in north Louisiana,” said Byron Kelley, chairman, president and chief executive officer of Regency.  “We also made significant strides toward strengthening our balance sheet by raising more than $1.2 billion of capital in 2009 and lowering our debt/EBITDA ratio.

“Looking ahead to 2010, we anticipate volumes will ramp up on the Haynesville Expansion Project, and we expect the Logansport Phase I and II Expansions to come on-line mid-year,” he continued.  “We have sufficient liquidity to complete all of our currently-planned 2010 growth projects, and our growing fee-based business and assets located within several major shale plays leave Regency well-positioned for growth.”

REVIEW OF SEGMENT PERFORMANCE

With the creation of the Haynesville Joint Venture in March 2009, the Partnership realigned the composition of its business segments and has restated all segment information.  The Haynesville Joint Venture is a general partnership that owns RIGS.  Initially, Regency owned 38% of the Haynesville Joint Venture.  Subsequently, on September 2, 2009, Regency purchased an additional 5% partnership interest in the Haynesville Joint Venture from an affiliate of GE Capital, increasing Regency’s total partnership interest in the Haynesville Joint Venture from 38% to 43%.

Gathering and Processing - The Gathering and Processing segment includes Regency's natural gas processing and treating plants, low-pressure gathering pipelines and NGL pipeline activities.  In addition, Regency reports its producer services revenue in this segment.

Adjusted segment margin for Gathering and Processing, which excludes non-cash hedging gains and losses related to the Gathering and Processing segment, was $55 million for the fourth quarter of 2009, compared to $55 million for the third quarter of 2009.

Total throughput volumes for the Gathering and Processing segment averaged 1.0 million MMbtu per day of natural gas, and processed NGLs averaged 25,000 barrels per day for the fourth quarter of 2009, compared to 1.0 million MMbtu per day of natural gas and 22,000 barrels for processed NGLs in the third quarter of 2009.

Transportation - Following the formation of the Haynesville Joint Venture, Regency’s Transportation segment consists exclusively of its interest in the Haynesville Joint Venture.  Prior periods have been restated to reflect the Partnership’s then wholly owned RIGS subsidiary as the exclusive reporting unit within this segment.  After the contribution of RIGS to the Haynesville Joint Venture, Regency does not record segment margin for the Transportation segment because the income attributable to the Haynesville Joint Venture is recorded as income from an unconsolidated subsidiary.

For quarter-over-quarter comparisons of the Transportation segment, Regency is providing segment information inclusive of 100% of the Haynesville Joint Venture’s segment margin.  Combined transportation segment margin decreased to $12 million for the fourth quarter of 2009, compared to $14 million for the third quarter of 2009.  Total combined transportation throughput volumes averaged 640,000 MMbtu per day of natural gas for the fourth quarter of 2009, compared to 736,000 MMbtu per day of natural gas for the third quarter of 2009.

Contract Compression - The Contract Compression segment provides customers with turnkey natural gas compression services to maximize natural gas production, throughput and cash flow.  Regency's integrated solutions include a comprehensive assessment of a customer's natural gas contract compression needs and the design and installation of a customized compression system.

Segment margin for Contract Compression segment was $34 million for the fourth quarter of 2009, compared to $34 million for the third quarter of 2009.  Regency’s revenue generating horsepower increased to 753,328 for the fourth quarter of 2009, compared to 743,289 of revenue generating horsepower for the third quarter of 2009.

Corporate and Others – The Corporate and Others segment is primarily comprised of an interstate pipeline and the Partnership’s corporate offices.  Revenue in this segment is derived from the operations of an interstate pipeline, which prior to the realignment of the business segments was reported within the Transportation segment, as well as partial reimbursements of general and administrative costs from the Haynesville Joint Venture.  Segment margin in the Corporate and Others segment increased to $4 million for the fourth quarter of 2009, compared to $3 million for the third quarter of 2009.

CASH DISTRIBUTIONS

On January 26, 2010, Regency announced a cash distribution of 44.5 cents per outstanding common unit for the fourth quarter ended December 31, 2009. This distribution is equivalent to $1.78 on an annual basis and was paid on February 12, 2010, to unitholders of record at the close of business on February 5, 2010.

In the fourth quarter of 2009, Regency generated $28 million in cash available for distribution, representing coverage of 0.65 times the amount required to cover its announced distribution to common unitholders.  For the full-year of 2009, Regency generated $136 million in cash available for distribution, representing coverage of 0.87 times the amount required to cover its announced distribution to common unitholders.  Excluding the 12 million common units issued in the fourth quarter of 2009, Regency’s full-year 2009 coverage ratio would have been 0.90 times the amount required to cover its announced distribution to common unitholders.

“As previously disclosed, we expected that our coverage ratio would drop below 1.0 times during construction of the Haynesville Expansion Project,” said Kelley.  “We anticipate a recovery to our coverage ratio as volumes ramp up on our expanded RIGS system throughout 2010.”

Regency makes distribution determinations based on its cash available for distribution and the perceived sustainability of distribution levels over an extended period.  In addition to considering the cash available for distribution generated during the quarter, Regency takes into account cash reserves established with respect to prior distributions, seasonality of results, and its internal forecasts of adjusted EBITDA and cash available for distribution over an extended period.  Distributions are set by the Board of Directors and are driven by the long-term sustainability of the business.

ORGANIC GROWTH

Regency’s approximately $150 million of 2009 organic growth capital expenditures included approximately $87 million for the fabrication of new compression packages for the Contract Compression segment, $49 million spent on the Gathering and Processing segment, primarily in north Louisiana and south Texas; and approximately $14 million in the Transportation segment related to Regency’s proportionate share of expenditures of the Haynesville Joint Venture.

In 2010, Regency intends to spend approximately $167 million in growth capital expenditures, including approximately $137 million of growth capital for expansions in the Gathering and Processing facilities, $14 million for additional compression for the Contract Compression segment and $8 million related to the Corporate and Others segments.  We expect growth capital expenditures to be approximately $8 million in the Transportation segment, which represents Regency’s proportionate share of expenditures related to the Haynesville Joint Venture.  In total, $77 million of the $167 million relates to previously approved projects related to expansions in the Haynesville Shale in the Gathering and Processing and Transportation segments.

TELECONFERENCE

Regency Energy Partners will hold a quarterly conference call to discuss fourth-quarter and full-year 2009 results on Monday, March 1, 2010, at 10 a.m. Central Time (11 a.m. Eastern Time).

The dial-in number for the call is 1-800-259-0251 in the United States, or +1-617-614-3671 outside the United States, pass code 22774864.  A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 24737169.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of:

•	EBITDA;
•	adjusted EBITDA;
•	cash available for distribution;
•	segment margin;
•	total segment margin;
•	adjusted segment margin; and
•	adjusted total segment margin.

These financial metrics are key measures of the Partnership’s financial performance.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly-comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations.

We define EBITDA as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense.

We define adjusted EBITDA as EBITDA plus non-cash loss (gain) from derivatives, (gain) loss on asset sales, net, loss on debt refinancing, other (income) expense, net, and the Partnership’s interest in adjusted EBITDA from unconsolidated subsidiaries less income from unconsolidated subsidiary.

Adjusted EBITDA is used as a supplemental performance measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

    --  financial performance of our assets without regard to
        financing methods, capital structure or historical cost basis;

    --  the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and General Partner;

    --  our operating performance and return on capital as compared to those of other companies in the midstream energy sector,
        without regard to financing methods or capital structure; and

    --  the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment
        opportunities.

Our EBITDA and adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted EBITDA in the same manner.

We define cash available for distribution as:

•	adjusted EBITDA;
•	minus interest expense, excluding capitalized interest;
•	minus maintenance capital expenditures;
•	plus non-cash unit-based compensation expense related to our Long-Term Incentive Plan (“LTIP”); and
•	plus cash proceeds from asset sales, if any.

Cash available for distribution is used as a supplemental liquidity measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to approximate the amount of operating surplus generated by us during a specific period and to assess our ability to make cash distributions to our unitholders and our general partner. Cash available for distribution is not the same measure as operating surplus or available cash, both of which are defined in our partnership agreement.

We define segment margin, generally, as revenues minus cost of sales.  We calculate our Gathering and Processing segment margin and Corporate and Others segment margin as our revenue generated from operations minus the cost of natural gas and NGLs purchased and other cost of sales, including third-party transportation and processing fees.

Prior to our contribution of RIGS to the Haynesville Joint Venture, we calculated our Transportation segment margin as revenue generated by fee income as well as, in those instances in which we purchased and sold gas for our account, gas sales revenue minus the cost of natural gas that we purchased and transported.  After our contribution of RIGS to the Haynesville Joint Venture, we do not record segment margin for the Transportation segment because we record our ownership percentage of the net income in the Haynesville Joint Venture as income from an unconsolidated subsidiary.

We calculate our Contract Compression segment margin as our revenue generated from our contract compression operations minus the direct costs, primarily compressor unit repairs, associated with that revenue.

We calculate total segment margin as the total of segment margin of our four segments, less the intersegment elimination.

We define adjusted segment margin for our Gathering and Processing segment as Gathering and Processing segment margin adjusted for non-cash gains (losses) from derivatives.  We define adjusted segment margin for our Transportation segment as Transportation segment margin adjusted for non-cash gains (losses) from derivatives.  Adjusted segment margin is included as a supplemental disclosure because it is a primary performance measure used by management as it represents the results of product purchases and sales, a key component of our operations.

We define adjusted total segment margin as total segment margin adjusted for non-cash gains (losses) from derivatives.  Our adjusted total segment margin equals the sum of our operating segments’ adjusted segment margins or segment margins, including intersegment eliminations.

Our total segment margin and adjusted total segment margin may not be comparable to a similarly titled measure of another company because other entities may not calculate these amounts in the same manner.

For quarterly comparison purposes only we have also used the following non-GAAP financial measures related to the Haynesville Joint Venture:

•	Combined Transportation segment margin;
•	Combined adjusted total segment margin; and
•	HPC margin.

We define combined Transportation segment margin as Transportation segment margin plus the Haynesville Joint Venture’s segment margin.

We define combined adjusted total segment margin as adjusted total segment margin plus HPC margin.

We define HPC margin as the Haynesville Joint Venture’s net income plus or minus operation and maintenance, general and administrative, gain or loss on asset sales, net, depreciation and amortization, and other income and deductions, net.

FORWARD LOOKING INFORMATION

Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts.  Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements.  Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct.  Forward-looking statements are subject to a variety of risks, uncertainties and assumptions.  These risks and uncertainties include volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids.  Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE).  For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:

Shannon Ming
Vice President, Investor Relations and Corporate Finance Support
Regency Energy Partners
214-840-5477
IR@regencygas.com

Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com

Consolidated Income Statements: Quarter-Over-Quarter

Regency Energy Partners LP
Consolidated Income Statements
($ in thousands)

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009

REVENUES
Gas sales	$128,636	$97,597	$106,897	$148,270
NGL sales	88,848	66,543	57,676	49,585
Gathering, transportation and other fees, including related party amounts	65,640	66,278	69,231	72,621
Net realized and unrealized gain from derivatives	2,315	12,292	12,515	14,455
Other	9,809	7,872	7,223	5,194
Total revenues	295,248	250,582	253,542	290,125

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	203,955	155,586	157,347	182,675
Operation and maintenance	30,671	32,139	31,974	36,042
General and administrative	14,533	14,126	14,127	15,077
Loss (gain) on asset sales, net	105	(109)	651	(133,931)
Depreciation and amortization	28,759	27,009	26,236	27,889
Total operating costs and expenses	278,023	228,751	230,335	127,752

OPERATING INCOME	17,225	21,831	23,207	162,373

Income from unconsolidated subsidiary	2,431	3,532	1,587	336
Interest expense, net	(22,028)	(22,173)	(19,568)	(14,227)
Other income and deductions, net	(1,459)	(13,929)	214	42
(LOSS) INCOME BEFORE INCOME TAXES	(3,831)	(10,739)	5,440	148,524
Income tax (benefit) expense	(484)	(196)	(515)	100
NET (LOSS) INCOME	(3,347)	(10,543)	5,955	148,424
Net (income) loss attributable to noncontrolling interest	(30)	39	(65)	(35)
NET (LOSS) INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$(3,377)	$(10,504)	$5,890	$148,389

Segment Financial and Operating Data: Quarter-Over-Quarter

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	($ in thousands)
Gathering and Processing Segment
Financial data (1)(2):
Segment margin	$54,828	$59,501	$57,507	$58,676
Adjusted segment margin	55,252	54,847	54,779	55,111
Operating data:
Throughput (MMbtu/d)	1,023,720	981,925	984,718	1,038,707
NGL gross production (Bbls/d)	25,395	21,814	22,024	22,271

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.
(2) June 30, 2009 Segment margin and adjusted segment margin vary from previously disclosed amounts due to reclass of related parties revenues and cost of sales between the gathering and processing segment and corporate and others segment.

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	($ in thousands)
Transportation Segment
Financial data:
Segment margin	$-	$-	$160	$11,554
Operating data:
Throughput (MMbtu/d)	-	-	-	810,848

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	($ in thousands)
Combined Transportation Segment(1)
Financial data:
Segment margin	$12,157	$13,535	$12,803	$13,556
Operating data:
Throughput (MMbtu/d)	640,166	735,565	745,178	810,848

(1) Combined Transportation segment sums 100 percent of the segment margin of the Haynesville Joint Venture and RIGS.

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	($ in thousands)
Contract Compression Segment
Financial data:
Segment margin	$34,163	$34,085	$35,800	$36,980
Operating data:
Revenue generating horsepower	753,328	743,289	767,060	789,494
Average horsepower per revenue generating compression unit	849	836	846	858

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	($ in thousands)
Corporate & Others
Financial data:
Segment margin (1)	$3,913	$2,618	$3,704	$1,049

(1) Segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

Reconciliation of Non-GAAP Measures to GAAP Measures: Quarter-Over-Quarter

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	($ in thousands)
Net (loss) income	$(3,347)	$(10,543)	$5,955	$148,424
Add (deduct):
Interest expense, net	22,028	22,173	19,568	14,227
Depreciation and amortization	28,759	27,009	26,236	27,889
Income tax (benefit) expense	(484)	(196)	(515)	100
EBITDA (1) (2)	$46,956	$38,443	$51,244	$190,640
Add (deduct):
Non-cash loss (gain) from derivatives	2,124	9,332	(2,728)	(3,565)
(Gain) loss on asset sales, net	105	(109)	651	(133,931)
Income from unconsolidated subsidiary	(2,431)	(3,532)	(1,587)	(336)
Partnership's ownership interest in Haynesville Joint Venture's adjusted EBITDA (3)	3,621	3,890	3,288	599
Other expense, net	698	963	97	728
Adjusted EBITDA	$51,073	$48,987	$50,965	$54,135

(1) Earnings before interest, taxes, depreciation and amortization.
(2) EBITDA for the three months ending June 30, 2009 and March 31, 2009 varies from previously disclosed amounts as a result of new accounting pronouncement that requires disclosing non-controlling interest in income separately on the face of the income statement.

(3) 100% of Haynesville Joint Venture's Adjusted EBITDA is calculated as follows:
Net income	$5,655	$9,018	$4,177	$884
Add (deduct):
Depreciation and amortization	2,669	733	4,443	669
Interest expense	93	65	-	-
(Gain) loss on asset sales, net	-	(13)	13	-
Other expense, net	5	3	19	23
Haynesville Joint Venture's Adjusted EBITDA	$8,422	$9,806	$8,652	$1,576

Non-GAAP Adjusted Segment Margin to GAAP Net Income: Quarter-Over-Quarter

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	($ in thousands)
Net (loss) income	$(3,347)	$(10,543)	$5,955	$148,424
Add (Deduct):
Operation and maintenance	30,671	32,139	31,974	36,042
General and administrative	14,533	14,126	14,127	15,077
Loss (gain) on asset sales, net	105	(109)	651	(133,931)
Depreciation and amortization	28,759	27,009	26,236	27,889
Income from unconsolidated subsidiary	(2,431)	(3,532)	(1,587)	(336)
Interest expense, net	22,028	22,173	19,568	14,227
Other income and deductions, net	1,459	13,929	(214)	(42)
Income tax (benefit) expense	(484)	(196)	(515)	100
Total Segment Margin	91,293	94,996	96,195	107,450
Non-cash loss (gain) from derivatives	424	(4,654)	(2,728)	(3,565)
Adjusted Total Segment Margin	91,717	90,342	93,467	103,885

Transportation Segment Margin (2)	-	-	160	11,554

Contract Compression Segment Margin	34,163	34,085	35,800	36,980

Corporate & Others Segment Margin (1)	3,913	2,618	3,704	1,049

Inter-segment Elimination	(1,611)	(1,208)	(976)	(809)

Adjusted Gathering and Processing Segment Margin (1)	$55,252	$54,847	$54,779	$55,111

(1) Segment margin and adjusted segment margin for Gathering and Processing segment and Corporate & Others segment for the three months ended June 30, 2009 vary from previously disclosed amounts due to reclassification of related party revenue and cost of sales between these two segments.

(2) Transportation segment margin represent Regency's 100% ownership in RIGS prior to contribution of RIGS to the Haynesville Joint Venture. Amounts recorded in the three months ended June 30, 2009 represents segment margin earned prior to the contribution of RIGS to the Haynesville Joint Venture.

The following table presents combined adjusted total segment margin, which adds adjusted total segment margin to the Haynesville Joint Venture’s adjusted total segment margin.

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	($ in thousands)
Adjusted Total Segment Margin	$91,717	$90,342	$93,467	$103,885

Adjusted Total Segment Margin for Haynesville Joint Venture (a)	12,157	13,535	12,643	2,002

Combined Adjusted Total Segment Margin	$103,874	$103,877	$106,110	$105,887

Combined Transportation Segment Margin (b)	12,157	13,535	12,803	13,556

Contract Compression Segment Margin	34,163	34,085	35,800	36,980

Corporate & Others Segment Margin	3,913	2,618	3,704	1,049

Inter-segment Elimination	(1,611)	(1,208)	(976)	(809)

Combined Adjusted Gathering and Processing Segment Margin	$55,252	$54,847	$54,779	$55,111

(a) Adjusted total segment margin for Haynesville Joint Venture is calculated as follows:

Net income	$5,655	$9,018	$4,177	$884
Add (deduct):
Operation and maintenance	1,852	2,563	2,845	325
General and administrative	2,011	1,766	1,675	228
Depreciation and amortization	2,669	733	4,443	669
Interest expense	93	65	-	-
(Gain) loss on asset sales, net	-	(13)	13	-
Other income and deductions, net	(123)	(597)	(510)	(104)
Adjusted total segment margin	$12,157	$13,535	$12,643	$2,002

(b) Combined transportation segment margin sums 100 percent of the segment margin of the Haynesville Joint Venture and RIGS.

Consolidated Income Statement: Year-Over-Year

Regency Energy Partners LP
Consolidated Income Statements
($ in thousands)

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

REVENUES
Gas sales	$128,636	$203,888	$481,400	$1,126,760
NGL sales	88,848	53,918	262,652	409,476
Gathering, transportation and other fees, including related party amounts	65,640	80,078	273,770	286,507
Net realized and unrealized gain (loss) from derivatives	2,315	18,367	41,577	(21,233)
Other	9,809	8,438	30,098	62,294
Total revenues	295,248	364,689	1,089,497	1,863,804

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	203,955	239,892	699,563	1,408,333
Operation and maintenance	30,671	36,580	130,826	131,629
General and administrative	14,533	12,539	57,863	51,323
Loss (gain) on asset sales, net	105	38	(133,284)	472
Management services termination fee	-	-	-	3,888
Transaction expense	-	1,084	-	1,620
Depreciation and amortization	28,759	27,928	109,893	102,566
Total operating costs and expenses	278,023	318,061	864,861	1,699,831

OPERATING INCOME	17,225	46,628	224,636	163,973

Income from unconsolidated subsidiary	2,431	-	7,886	-
Interest expense, net	(22,028)	(14,982)	(77,996)	(63,243)
Other income and deductions, net	(1,459)	(118)	(15,132)	332
(LOSS) INCOME BEFORE INCOME TAXES	(3,831)	31,528	139,394	101,062
Income tax benefit	(484)	(408)	(1,095)	(266)
NET (LOSS) INCOME	(3,347)	31,936	140,489	101,328
Net income attributable to noncontrolling interest	(30)	(147)	(91)	(312)
NET (LOSS) INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$(3,377)	$31,789	$140,398	$101,016

Segment Financial and Operating Data: Year-Over-Year

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	($ in thousands)
Gathering and Processing Segment
Financial data (1):
Segment margin	$54,828	$72,769	$230,512	$264,405
Adjusted segment margin	55,252	59,079	219,989	249,697
Operating data:
Throughput (MMbtu/d)	1,023,720	1,122,468	1,000,621	1,025,779
NGL gross production (Bbls/d)	25,395	22,662	24,024	22,390

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	($ in thousands)
Transportation Segment
Financial data:
Segment margin (1)	$-	$15,984	$11,714	$66,888
Operating data:
Throughput (MMbtu/d)	-	771,655	169,143	770,939

(1) Segment margin varies from previously disclosed amounts due to functional reorganization of our segments.

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	($ in thousands)
Combined Transportation Segment(1)
Financial data:
Segment margin	$12,157	$15,984	$52,051	$66,888
Operating data:
Throughput (MMbtu/d)	640,166	771,655	738,654	770,939

(1) Combined transportation segment sums 100 percent of the segment margin of the Haynesville Joint Venture and RIGS.

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	($ in thousands)
Contract Compression Segment
Financial data:
Segment margin	$34,163	$33,351	$141,028	$125,503
Operating data:
Revenue generating horsepower	753,328	778,667	753,328	778,667
Average horsepower per revenue generating compression unit	849	856	849	856

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	($ in thousands)
Corporate & Others
Financial data:
Segment margin (1)	$3,913	$435	$11,284	$3,248

(1) Segment margin varies from previously disclosed amounts due to functional reorganization of our segments.

Reconciliation of Non-GAAP Measures to GAAP Measures: Year-Over-Year

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	($ in thousands)
Net (loss) income	$(3,347)	$31,936	$140,489	$101,328
Add (deduct):
Interest expense, net	22,028	14,982	77,996	63,243
Depreciation and amortization	28,759	27,928	109,893	102,566
Income tax (benefit) expense	(484)	(408)	(1,095)	(266)
EBITDA (1) (2)	$46,956	$74,438	$327,283	$266,871
Add (deduct):
Non-cash loss (gain) from derivatives	2,124	(13,691)	5,163	(14,708)
Loss (Gain) on asset sales, net	105	38	(133,284)	472
Income from unconsolidated subsidiary	(2,431)	-	(7,886)	-
Partnership's ownership interest in Haynesville Joint Venture's adjusted EBITDA (3)	3,621	-	11,398	-
Other expense (income), net	698	(147)	2,486	1,838
Adjusted EBITDA	$51,073	$60,638	$205,160	$254,473

(1) Earnings before interest, taxes, depreciation and amortization.
(2) EBITDA varies from previously disclosed amounts as a result of new accounting pronouncement that requires disclosing non-controlling interest in income separately on the face of the income statement.
(3) 100% of Haynesville Joint Venture's Adjusted EBITDA is calculated as follows:
Net income	$5,655	$-	$19,734	$-
Add (deduct):
Depreciation and amortization	2,669	-	8,514	-
Interest expense	93	-	158	-
Other expense, net	5	-	50	-
Haynesville Joint Venture's Adjusted EBITDA	$8,422	$-	$28,456	$-

Non-GAAP Adjusted Segment Margin to GAAP Net Income (Loss): Year-Over-Year

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	($ in thousands)
Net (loss) income	$(3,347)	$31,936	$140,489	$101,328
Add (Deduct):
Operation and maintenance	30,671	36,580	130,826	131,629
General and administrative	14,533	12,539	57,863	51,323
(Gain) loss on asset sales, net	105	38	(133,284)	472
Management services termination fee	-	-	-	3,888
Transaction expenses	-	1,084	-	1,620
Depreciation and amortization	28,759	27,928	109,893	102,566
Income from unconsolidated subsidiary	(2,431)	-	(7,886)	-
Interest expense, net	22,028	14,982	77,996	63,243
Loss on debt refinancing	-	-	-	-
Other income and deductions, net	1,459	118	15,132	(332)
Income tax (benefit) expense	(484)	(408)	(1,095)	(266)
Total Segment Margin (1)	91,293	124,797	389,934	455,471
Non-cash loss (gain) from derivatives	424	(13,691)	(10,523)	(14,708)
Non-cash put option expiration	-	-	-	-
Adjusted Total Segment Margin (1)	91,717	111,106	379,411	440,763

Transportation Segment Margin (1) (2)	-	15,984	11,714	66,888
Non-cash gain (loss) from derivatives	-	-	-	-
Adjusted Segment Margin for Transportation (1) (2)	-	15,984	11,714	66,888

Contract Compression Segment Margin (1)	34,163	33,351	141,028	125,503

Corporate & Others Segment Margin (1)	3,913	435	11,284	3,248

Inter-segment Elimination	(1,611)	2,258	(4,604)	(4,573)

Adjusted Gathering and Processing Segment Margin (1)	$55,252	$59,078	$219,989	$249,697

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments as well as inter-segment eliminations.

(2) Transportation segment margin and adjusted transportation segment margin represent Regency's 100% ownership in RIGS prior to contribution of RIGS to the Haynesville Joint Venture.

The following table presents combined adjusted total segment margin, which adds adjusted total segment margin to the Haynesville Joint Venture’s adjusted total segment margin.

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	($ in thousands)
Adjusted Total Segment Margin	$91,717	$111,106	$379,411	$440,763

Adjusted Total Segment Margin for Haynesville Joint Venture (a)	12,157	-	40,337	-

Combined Adjusted Total Segment Margin	$103,874	$111,106	$419,748	$440,763

Combined Adjusted Transportation Segment Margin (b)	12,157	15,984	52,051	66,888

Contract Compression Segment Margin	34,163	33,351	141,028	125,503

Corporate & Others Segment Margin	3,913	435	11,284	3,248

Inter-segment Elimination	(1,611)	2,258	(4,604)	(4,573)

Combined Adjusted Gathering and Processing Segment Margin	$55,252	$59,078	$219,989	$249,697

(a) Adjusted total segment margin for Haynesville Joint Venture is calculated as follows:

Net income	$5,655	$-	$19,734	$-
Add (deduct):
Operation and maintenance	1,852	-	7,585	-
General and administrative	2,011	-	5,680	-
Depreciation and amortization	2,669	-	8,514	-
Interest expense	93	-	158	-
Other income and deductions, net	(123)	-	(1,334)	-
Adjusted total segment margin	$12,157	$-	$40,337	$-

(b) Combined adjusted transportation segment margin sums 100 percent of the adjusted segment margin of the Haynesville Joint Venture and RIGS.

Reconciliation of “cash available for distribution” to net cash flows provided by operating activities and to net income

Three Months Ended
December 31, 2009
($ in thousands)
Net cash flows provided by operating activities	$38,692
Add (deduct):
Other assets and liabilities	1,017
Other current liabilities	12,354
Trade accounts payable, accrued cost of gas and liquids, and related party payables	(44,181)
Other current assets	4,007
Trade accounts receivables, accrued revenues, and related party receivables	19,549
Unit based compensation expenses	(1,647)
Gain on asset sales, net	(105)
Derivative valuation changes	(2,124)
Non-cash income from unconsolidated subsidiary	(268)
Depreciation and amortization, including debt issuance cost amortization	(30,641)
Net income	$(3,347)
Add (deduct):
Interest expense, net	22,028
Depreciation and amortization	28,759
Income tax benefit	(484)
EBITDA	$46,956
Add (deduct):
Non-cash loss from derivatives	2,124
Gain on asset sales, net	105
Income from unconsolidated subsidiary	(2,431)
Partnership's ownership interest in Haynesville Joint Venture's adjusted EBITDA	3,621
Other expense, net	698
Adjusted EBITDA	$51,073
Add (deduct):
Interest expense, excluding capitalized interest	(20,760)
Maintenance capital expenditures	(3,934)
Proceeds from asset disposal	496
Unit based compensation expenses	1,647
Other	(625)
Cash available for distribution	$27,897